UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 8.01.  Other Events.

On March 31, 2017, Spanish Broadcasting System, Inc. (the “Company”) filed Form 12b-25 notifying the Securities and Exchange Commission that additional time is needed for the Company to complete its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”), which is due on March 31, 2017.  The Company is unable to file its Form 10-K prior to the filing deadline without unreasonable effort or expense due to its needing more time to analyze and complete the disclosures regarding its 12.5% Senior Secured Notes due 2017, which mature on April 15, 2017, and related matters.  The Company expects to file the Form 10-K no later than the fifteenth calendar day (or since the fifteenth calendar day falls on a Saturday, the next business day after the fifteenth calendar day) following the required filing date, as permitted by Rule 12b-25.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

March 31, 2017	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer